EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Isle of Capri Casinos, Inc. (the "Company") on Form 10-Q for the period ended October 26, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), I, Rexford A. Yeisley, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Quarterly Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Rexford A. Yeisley
Rexford A. Yeisley
Chief Financial Officer

November 25, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Isle of Capri Casinos, Inc. and will be retained by Isle of Capri Casinos, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.